Exhibit 99.1

   HARLEYSVILLE GROUP REPORTS RECORD FOURTH QUARTER AND YEAR-END 2005 RESULTS

    Fourth quarter and year-end highlights:

    - Record high operating earnings of $0.60 per share in quarter and $2.00 for year

    - Statutory combined ratio improves by 3.7 points in both the quarter and year

    - Strong cash flow drives net investment income growth

    HARLEYSVILLE, Pa., Feb. 23 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported record diluted operating income of $0.60 per share for the fourth quarter of 2005, compared to $0.39 per share in the fourth quarter of 2004. For the 12-month periods, the company reported record diluted operating income of $2.00 per share in 2005 and $1.28 per share in 2004. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

    "We had a strong fourth quarter and we finished 2005 on a high note, with record operating earnings of $0.60 per share for the quarter, and record operating earnings of $2.00 per share for the year," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "In addition, our statutory combined ratio improved by 3.7 points during both the quarter and the year. And, at year-end, we continued to maintain our solid capital base, strong balance sheet, modest debt-to-capital ratio, high-quality investment portfolio, premium-to-surplus ratio of 1.5:1 and strong cash flow. The strong performance and sound financial position we enjoy stem directly from the unwavering support and commitment of our employees and agency partners."

    The company reported diluted net income of $0.60 per share in the fourth quarter of 2005, compared to $0.39 per share in the fourth quarter of 2004. There were essentially no realized investment gains in the fourth quarter of either year. For the 12-month periods, diluted net income including realized gains was $2.01 per share in 2005 and $1.55 per share in 2004. For the 12 months, the company reported $0.01 of realized investment gains in 2005, compared to $0.27 per share in 2004. Harleysville Group's fourth quarter 2005 results also reflect claims costs of $2.5 million pretax, or $0.05 per share after tax, from weather-related catastrophes, compared to a benefit of $0.7 million pretax, or $0.02 per share after tax, in the fourth quarter of 2004.

    Harleysville Group's overall statutory combined ratio* was 100.7 percent in the fourth quarter of 2005, compared to 104.4 percent in the fourth quarter of 2004. For the 12 months, the statutory combined ratio was 102.2 percent in 2005, versus 105.9 percent in 2004.

    Fourth quarter net written premiums were $198.4 million in 2005, compared to $200.7 million in 2004. Net written premiums through 12 months were $839.0 million in 2005 and $839.7 million in 2004.

    Fourth quarter pretax investment income increased 3 percent to $23.2 million, while 12-month pretax investment income was up 4 percent to $90.6 million. After-tax investment income grew 1 percent in the fourth quarter to $17.6 million, and increased 2 percent to $69.0 million during the 12-month period. Operating cash flow for the 12 months was $165.1 million, compared to $115.7 million in 2004.

    Commercial lines -- Net written premiums in commercial lines were $163.7 million in the fourth quarter of 2005, virtually unchanged from the same period in 2004. For the 12 months, net written premiums were up 2 percent to $692.4 million. The commercial lines statutory combined ratio was 105.4 percent in the fourth quarter of 2005, versus 106.6 percent in the fourth quarter of 2004. For the 12 months, the statutory combined ratio was 104.3 percent in 2005, compared to 106.7 percent in 2004.

    Personal lines -- Harleysville Group's personal lines statutory combined ratio was 78.4 percent in the fourth quarter of 2005, versus 94.8 percent during the fourth quarter of 2004. For the 12 months, the statutory combined ratio was
93.1 percent in 2005, compared to 102.8 percent in 2004. Net written premiums decreased 6 percent to $34.8 million in the fourth quarter of 2005, and were down 9 percent to $146.7 million through 12 months.

    Outlook -- "As we announce these record earnings and our improved performance, I am pleased with the significant progress we have made toward successfully executing our strategic plan and achieving our 2006 goals of underwriting profitability - that is, producing an overall combined ratio under 100 percent - and a return on equity of at least 12 percent," Browne said. "To accomplish these important objectives, we will not compromise underwriting quality, but instead will work closely with our agency force to maintain our business discipline. In addition, we are committed to continuing to seek improvements in the efficiency and effectiveness of our organization to drive down our expense ratio and position our company for long-term success," Browne concluded.

    Webcast -- The company will host a live Webcast today, February 23, 2006, at 8 a.m. (ET) to discuss its fourth quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site
(http://www.harleysvillegroup.com).

    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

    Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 56 percent of Harleysville Group Inc. (Nasdaq: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Insurance - which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice(R) company partner - currently operates in 32 eastern and midwestern states. Further information can be found on the company's Web site at http://www.harleysvillegroup.com.

    * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                                              Harleysville Group Inc. and Subsidiaries
                                      ---------------------------------------------------------
                                             Quarter ended              Twelve months ended
FINANCIAL HIGHLIGHTS                          December 31                   December 31
(in thousands, except per             ---------------------------   ---------------------------
share data)                               2005           2004           2005           2004
-----------------------------------   ------------   ------------   ------------   ------------
OPERATING RESULTS
Diluted earnings per
 common share:
        Operating income*             $       0.60   $       0.39   $       2.00   $       1.28
        Realized gains,
         net of tax                                                         0.01           0.27
        Net income                    $       0.60   $       0.39   $       2.01   $       1.55
Cash dividends per common
 share                                $      0.175   $       0.17   $       0.69   $       0.68

                                      December 31,   December 31,
FINANCIAL CONDITION                       2005           2004
-----------------------------------   ------------   ------------
Assets                                $  2,905,266   $  2,718,063
Shareholders' equity                  $    614,383   $    587,924
        Per common share              $      20.07   $      19.47

                                             Quarter ended              Twelve months ended
CONSOLIDATED STATEMENTS OF INCOME             December 31                   December 31
(in thousands, except per             ---------------------------   ---------------------------
 share data)                              2005           2004           2005           2004
-----------------------------------   ------------   ------------   ------------   ------------
REVENUES:
Premiums earned                       $    212,695   $    210,424   $    841,567   $    837,665
Investment income, net of
 investment expense                         23,169         22,593         90,572         87,171
Realized investment gains                      166             16            233         12,667
Other income                                 3,716          3,630         15,968         15,889
         Total revenues                    239,746        236,663        948,340        953,392
LOSSES AND EXPENSES:
Losses and loss settlement
 expenses                                  136,453        151,895        567,396        605,660
Amortization of deferred
 policy acquisition costs                   54,541         52,069        210,665        205,605
Other underwriting
 expenses                                   21,383         15,911         79,367         73,429
Interest expense                             1,703          1,614          6,648          6,344
Other expenses                               1,037          1,268          5,343          6,717
         Total expenses                    215,117        222,757        869,419        897,755
Income before income taxes                  24,629         13,906         78,921         55,637
         Income taxes                        6,148          2,129         17,490          8,759
Net income                            $     18,481   $     11,777   $     61,431   $     46,878
Weighted average number of
 shares outstanding:
         Basic                          30,509,961     30,130,299     30,375,109     30,028,723
         Diluted                        30,821,299     30,321,688     30,585,913     30,154,253
Per common share:
         Basic earnings               $       0.61   $       0.39   $       2.02   $       1.56
         Diluted earnings             $       0.60   $       0.39   $       2.01   $       1.55

RECONCILIATION TO
 OPERATING INCOME:
Net income                            $     18,481   $     11,777   $     61,431   $     46,878
Less realized investment
 gains, net of taxes                           108             11            152          8,234
Operating income                      $     18,373   $     11,766   $     61,279   $     38,644

These financial figures are unaudited.

* Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

                                                        Harleysville Group Inc.
                                                           and Subsidiaries
                                                     ----------------------------
CONSOLIDATED BALANCE SHEETS                          December 31,    December 31,
(in thousands, except share data)                        2005*           2004
--------------------------------------------------   ------------    ------------
ASSETS
Investments:
        Fixed maturities:
             Held to maturity, at
              amortized cost (fair
              value $437,887 and $519,400)           $    433,649    $    501,322
             Available for sale, at
              fair value (amortized
              cost $1,374,559 and $1,156,640)           1,386,440       1,201,524
        Equity securities, at fair
         value (cost $139,371 and $110,495)               179,980         150,249
        Short-term investments, at
         cost, which approximates
         fair value                                        64,319         113,822
             Total investments                          2,064,388       1,966,917
Cash                                                          466             328
Premiums in course of collection                          141,882         141,601
Reinsurance receivable                                    249,020         193,209
Accrued investment income                                  24,016          23,236
Deferred policy acquisition costs                         104,173         100,755
Prepaid reinsurance premiums                               34,256          32,675
Property and equipment, net                                18,038          20,891
Deferred income taxes                                      63,357          53,137
Securities lending collateral                             150,938         139,486
Due from affiliate                                          1,022
Other assets                                               53,710          45,828
             Total assets                            $  2,905,266    $  2,718,063

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
        Unpaid losses and loss
         settlement expenses                         $  1,480,802    $  1,317,735
        Unearned premiums                                 440,755         441,697
        Accounts payable and accrued
         expenses                                          99,888          99,098
        Securities lending
         obligation                                       150,938         139,486
        Debt                                              118,500         119,625
        Due to affiliate                                   12,498
             Total liabilities                          2,290,883       2,130,139
Shareholders' equity:
        Preferred stock, $1 par
         value; authorized 1,000,000
         shares; none issued
        Common stock, $1 par value, authorized
         80,000,000 shares; issued 32,008,142 and
         31,589,474 shares; outstanding
         30,610,233 and 30,191,565 shares                  32,008          31,589
Additional paid-in capital                                169,881         161,689
Accumulated other comprehensive
 income                                                    20,288          42,051
Retained earnings                                         417,705         377,282
Deferred compensation                                      (1,012)           (200)
Treasury stock, at cost, 1,397,909 shares                 (24,487)        (24,487)
             Total shareholders' equity                   614,383         587,924
Total liabilities and shareholders'
 equity                                              $  2,905,266    $  2,718,063

*    These financial figures are unaudited.

                                          Harleysville Group Inc. and Subsidiaries
                                      -------------------------------------------------
                                           Quarter ended          Twelve months ended
SUPPLEMENTARY FINANCIAL                     December 31               December 31
 ANALYSTS' DATA                       -----------------------   -----------------------
(dollars in thousands)                   2005         2004         2005         2004
-----------------------------------   ----------   ----------   ----------   ----------
Net premiums written*                 $  198,434   $  200,668   $  839,044   $  839,703
Statutory surplus*                                              $  566,802   $  509,301

Pretax investment income              $   23,169   $   22,593   $   90,572   $   87,171
Related federal income taxes               5,609        5,150       21,549       19,765
After-tax investment income           $   17,560   $   17,443   $   69,023   $   67,406

                                           Quarter ended          Twelve months ended
                                            December 31               December 31
SEGMENT INFORMATION                   -----------------------   -----------------------
(dollars in thousands)                   2005         2004         2005         2004
-----------------------------------   ----------   ----------   ----------   ----------
Revenues:
       Premiums earned:
           Commercial lines           $  175,016   $  168,614   $  687,135   $  664,405
           Personal lines                 37,679       41,810      154,432      173,260
           Total premiums earned         212,695      210,424      841,567      837,665
       Net investment income              23,169       22,593       90,572       87,171
       Realized investment gains             166           16          233       12,667
       Other                               3,716        3,630       15,968       15,889
       Total revenues                 $  239,746   $  236,663   $  948,340   $  953,392

Income before income taxes:
      Underwriting gain (loss):
          Commercial lines            $   (5,326)  $   (9,539)  $  (31,066)  $  (49,062)
          Personal lines                   9,168        3,529       13,196         (977)
          SAP underwriting (gain)
           loss                            3,842       (6,010)     (17,870)     (50,039)
      GAAP adjustments                    (3,524)      (3,441)       2,009        3,010
           GAAP underwriting gain
            (loss)                           318       (9,451)     (15,861)     (47,029)
      Net investment income               23,169       22,593       90,572       87,171
      Realized investment gains              166           16          233       12,667
      Other                                  976          748        3,977        2,828
      Income before income taxes      $   24,629   $   13,906   $   78,921   $   55,637

Income taxes on net investment
 income                               $    5,609   $    5,150   $   21,549   $   19,765
Income taxes (benefit) on
 remaining gain (loss)                       539       (3,021)      (4,059)     (11,006)
      Total income taxes              $    6,148   $    2,129   $   17,490   $    8,759

Effective tax rate on:
      Net investment income                 24.2%        22.8%        23.8%        22.7%
      Net income                            25.0%        15.3%        22.2%        15.7%

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

                                           Harleysville Group Inc. and Subsidiaries
                                      -------------------------------------------------
                                           Quarter ended          Twelve months ended
STATUTORY DATA BY LINE                      December 31               December 31
 OF BUSINESS*                         -----------------------   -----------------------
(dollars in thousands)                   2005         2004         2005         2004
-----------------------------------   ----------   ----------   ----------   ----------
Net premiums written:

Commercial:
      Automobile                      $   49,807   $   52,858   $  221,680   $  227,105
      Workers' compensation               21,343       21,814       95,877       96,543
      Commercial multi-peril              75,451       72,264      306,267      287,824
      Other commercial                    17,067       16,603       68,532       66,946

     Total commercial                 $  163,668   $  163,539   $  692,356   $  678,418

Personal:
      Automobile                      $   18,117   $   20,294   $   78,787   $   90,947
      Homeowners                          14,572       14,716       59,175       61,108
      Other personal                       2,077        2,119        8,726        9,230

     Total personal                   $   34,766   $   37,129   $  146,688   $  161,285

Total personal and commercial         $  198,434   $  200,668   $  839,044   $  839,703

Combined ratios:

Commercial:
      Automobile                           102.2%       105.9%       101.1%       104.4%
      Workers' compensation                128.9%       113.9%       124.0%       122.6%
      Commercial multi-peril               100.1%       105.5%       101.5%       105.5%
      Other commercial                     106.0%       102.0%        98.7%        95.5%

     Total commercial                      105.4%       106.6%       104.3%       106.7%

Personal:
      Automobile                            87.6%       113.3%        99.2%       113.9%
      Homeowners                            66.9%        76.0%        87.6%        87.5%
      Other personal                        70.0%        44.2%        72.3%        87.7%

     Total personal                         78.4%        94.8%        93.1%       102.8%

Total personal and commercial              100.7%       104.4%       102.2%       105.9%

Losses paid                           $  123,508   $  131,919   $  461,915   $  536,711

Net catastrophe losses incurred       $    2,464   $     (725)  $    6,502   $    9,252

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

SOURCE  Harleysville Group Inc.
    -0-                             02/23/2006
    /CONTACT: Mark Cummins (Investors), +1-215-256-5025, mcummins@harleysvillegroup.com, or Randy Buckwalter (Media), +1-215-256-5288, rbuckwalter@harleysvillegroup.com, both of Harleysville Group/
    /Web site:  http://www.harleysvillegroup.com /